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                                                                    EXHIBIT 99.1


March 21, 2003

Securities and Exchange Commission
450 Fifth Street, N.W
Washington, D.C. 20549

Ladies and Gentlemen:

         The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code. This certification is not to be deemed filed pursuant to the Securities Exchange Act of 1934 and does not constitute a part of the Annual Report on Form 10-K (the "Report") accompanying this letter.

         Gideon Ben-Efraim, the Chief Executive Officer and Sanjay K. Khare, the Chief Financial Officer of Netro Corporation, each certifies that:

         1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Netro Corporation.


                                                    /s/ Gideon Ben-Efraim
                                                    ----------------------------
                                                    Name:  Gideon Ben-Efraim
                                                    Chief Executive Officer


                                                    /s/ Sanjay K. Khare
                                                    ----------------------------
                                                    Name:  Sanjay K. Khare
                                                    Chief Financial Officer